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Exhibit 21

MedImmune, Inc. Subsidiaries

1)
MedImmune Oncology, Inc.

2)
MedImmune West, Inc.

3)
MedImmune Finance, Inc.

4)
MedImmune Pharma B.V.

5)
USB Pharma Ltd.

6)
MedImmune Oncology, Inc. (Netherlands)

7)
MedImmune Vaccines, Inc.

8)
MedImmune U.K. Ltd.

9)
MedImmune Vaccines Cayman

10)
MedImmune Vaccines Finance, Inc.

11)
MedImmune Vaccines, Inc. (U.K)

12)
MedImmune Ventures, Inc.

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  Exhibit 21
MedImmune, Inc. Subsidiaries